Exhibit 4.9

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [________ ___], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

NEPHROS, INC.

(Incorporated under the laws of the State of Delaware)

NONTRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Nontransferable Subscription Rights to Purchase Shares of Common Stock of Nephros, Inc.

Subscription Price: $0.60 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [________ ___], 2014, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth on the face of this certificate. Each whole Right entitles the holder thereof to subscribe for and purchase [_______] of a share of common stock (“Share”), par value of $0.001 per Share, of Nephros, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.60 per Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Nephros, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights expire at 5:00 p.m. on [________ ___], 2014, unless extended. If the Company extends the time for exercising the Rights, it will not extend such time more than 60 days past the date of the Prospectus. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the “Form of Election to Purchase” on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions for Use of Nephros, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signatures of a duly authorized officer of Nephros, Inc.

NEPHROS, INC. COUNTERSIGNED AND REGISTERED

By:
John C. Houghton, President , Chief Executive Officer
and Acting Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

FORM OF ELECTION TO PURCHASE
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Shares upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Shares in the following amounts. To subscribe for Shares pursuant to your Basic Subscription Privilege, please complete lines (a), (c) and (d) and sign below. To subscribe for Shares pursuant to your Over-Subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

NUMBER OF SHARES OF COMMON STOCK AND/OR SHARES OF COMMON STOCK UNDERLYING A WARRANT	SUBSCRIPTION RATIO		SUBSCRIPTION PRICE		PAYMENT

Basic Subscription Privilege: X	[________]	X	$ 0.60	=	$ _____________

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege:

NUMBER OF SHARES OF COMMON STOCK AND/OR SHARES OF COMMON STOCK UNDERLYING A WARRANT	SUBSCRIPTION RATIO		SUBSCRIPTION PRICE		PAYMENT

Over-Subscription Privillege: X	[________]	X	$ 0.60	=	$ _____________

(c)	Total Amount of Payment Enclosed $ _________________________

(d)	METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.)”, drawn on a U.S. bank.

☐	U.S. Postal money order payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.)”.

☐	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company as agent for Nephros, Inc., for purposes of accepting subscriptions in the Rights Offering, at JPMorgan Chase; ABA # 021-000021; Account # 475-508351 FBO Nephros, Inc. Subscription, with reference to the rights holder’s name.

(e)	The undersigned acknowledges receipt of the Prospectus, dated [________ ___], 2014, in connection with the Rights Offering and agrees to its terms.

By: ___________________________________